UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: December 23, 2010

Date of earliest event reported: December 21, 2010

CAMAC ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34525	30-0349798
(Commission File Number)	(IRS Employer Identification Number)

250 East Hartsdale Ave., Hartsdale, New York 10530
(Address of principal executive offices)

(914) 472-6070
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2010, CAMAC Energy Inc. (the "Company") entered into a Securities Purchase Agreement, dated as of December 21, 2010 (the "Securities Purchase Agreement") with certain purchasers (the "Purchasers"), pursuant to which the Company will sell a total of 9,319,102 shares (the "Shares") of its common stock, par value $0.001 per share ("Common Stock"), for an aggregate purchase price of approximately $20.5 million, or $2.20 per share (the "Purchase Price").

In addition, the Company will, at closing, issue to the Purchasers warrants (the “Warrants”). The Warrants shall provide the Purchasers the right to purchase up to an additional 4,659,551 shares of Common Stock of the Company (the “Warrant Shares”), in the aggregate, with an exercise price equal to $2.20 until the thirtieth (30th) day following their issuance, and $2.62 thereafter (subject to adjustment in certain circumstances), which Warrants shall be immediately exercisable for a period of five years following the closing. If fully all are exercised at the initial exercise price, the Warrants would result in additional gross proceeds to the Company of approximately $10.3 million.

The exercisability of some of the warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% of the Company’s common stock. This limit may be increased to up to 9.99% upon no fewer than 61 days’ notice.

In addition, under the Securities Purchase Agreement, the Purchasers will have the right to participate in any proposed future offering of the Company for six months on the terms and conditions proposed in and up to the maximum amount of any such proposed future offering.

The Company plans to use the net proceeds from the offering to fund a portion of the cost of an intervention with respect to a well in the Oyo Field. The Oyo Field is an oil field offshore Nigeria in which the Company holds certain contractual interests. The intervention will involve identifying the location of unwanted gas entry into the wellbore and pumping a chemical sealant to block the flow of gas in order to increase the well’s oil production.

The Shares and the Warrant Shares are to be sold pursuant to a shelf registration statement on Form S-3 (the "Registration Statement") declared effective by the Securities and Exchange Commission (the "SEC") on February 3, 2010 (File No. 333-163869). A prospectus supplement related to this offering was filed with the SEC and delivered to the Purchasers. The transaction is expected to close on or around December 27, 2010.

Also, on December 21, 2010, the Company entered into a placement agency letter agreement (the "Placement Agency Agreement") with Rodman & Renshaw, LLC (the "Placement Agent") in which the Placement Agent agreed to act as exclusive placement agent in connection with this offering. The Placement Agency Agreement provides that the Placement Agent will use its reasonable best efforts to place shares of Company Common Stock and warrants. The Placement Agent will receive a commission equal to 5.0% of the gross proceeds of this offering. Additionally, at the closing of the offering the Company will issue to the Placement Agent a number of warrants (the “Placement Agent Warrants”) to purchase shares of Common Stock of the Company equal to 3.0% of the aggregate number of Shares sold in the offering. The Placement Agent Warrants shall have the same terms as the Warrants issued to the Purchasers in the offering except that the exercise price shall be 125% of the Purchase Price per share of the Shares issued in the offering and the exercise period shall end on February 3, 2015. Furthermore, subject to compliance with Financial Industry Regulatory Authority, Inc. Rule 5110(f)(2)(D), the Company shall reimburse the Placement Agent’s out-of-pocket accountable expenses actually incurred up to a maximum of 0.8% of the aggregate gross proceeds raised in the offering, but in no event more than $25,000.

Under the Placement Agency Agreement, the Company has also agreed that for a period of 12 months immediately following its termination, the Placement Agent will be entitled to an aggregate cash fee equal to 5.0% of the aggregate cash proceeds from, and warrants to purchase up to 3.0% of the aggregate number of, and an exercise price equal to 125% of the offering price of, shares of common stock sold to the purchasers that agree to participate in the current offering, in any kind of public or private offering or other financing or capital-raising transaction of any kind during such 12-month period.

The Placement Agency Agreement contains customary representations, warranties and covenants by the Company. It also provides for customary indemnification by the Company and the Placement Agent for losses or damages arising out of or in connection with the sale of the securities being offered. The Company has agreed to indemnify the Placement Agent against liabilities under the Securities Act of 1933, as amended. The Company has also agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

A copy of the opinion of Pillsbury Winthrop Shaw Pittman LLP, relating to the legality of the Shares, the Warrants and the Warrant Shares, and the enforceability of the Warrants, is attached hereto as Exhibit 5.1, and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 7.01. Regulation FD Disclosure.

On December 22, 2010, the Company issued a press release announcing the transaction contemplated by the Securities Purchase Agreement, as disclosed under Item 1.01 of this Current Report. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference. On the same date, the Company issued a corrective press release to correct certain errors made in the foregoing press release. A copy of the corrective press release is attached hereto as Exhibit 99.2 to this Current Report and is incorporated herein by reference. The information contained herein and the attached exhibit are furnished under this Item 7.01 of this Current Report and are furnished to, but for purposes of Section 18 of the Securities Exchange Act of 1934 shall not be deemed filed with, the Securities and Exchange Commission. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated therein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

1.1	Placement Agency Agreement, dated as of December 21, 2010, by and among the Company and Rodman & Renshaw, LLC

4.1	Form of Warrant

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

10.1	Form of Securities Purchase Agreement

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

99.1	Press Release dated December 22, 2010

99.2	Corrective Press Release dated December 22, 2010

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2010

CAMAC Energy Inc.

By: /s/ Abiola L. Lawal
       Abiola L. Lawal
       Chief Financial Officer

EXHIBITS

Exhibit	Description

1.1	Placement Agency Agreement, dated as of December 21, 2010, by and among the Company and Rodman & Renshaw, LLC

4.1	Form of Warrant

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

10.1	Form of Securities Purchase Agreement

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

99.1	Press Release dated December 22, 2010

99.2	Corrective Press Release dated December 22, 2010